       As filed with the Securities and Exchange Commission on August 25, 2000
                                                            File No. 333-_____
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                    EQUITY RESIDENTIAL PROPERTIES TRUST
          (Exact name of Registrant as specified in its charter)

           Maryland                                   13-3675988
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

  Two North Riverside Plaza, Suite 400, Chicago, Illinois  60606 (312) 474-1300
                     (Address of Principal Executive Offices)

                      LEXFORD RESIDENTIAL TRUST SAVINGS PLAN
                            (Full Title of the Plan)

                               Douglas Crocker II
                      President and Chief Executive Officer
                      Two North Riverside Plaza, Suite 400
                            Chicago, Illinois  60606
                     (Name and Address of Agent for Service)

                                 (312) 474-1300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            William C. Hermann, Esq.
                          Piper Marbury Rudnick & Wolfe
                           203 North LaSalle Street,
                                   Suite 1800
                             Chicago, Illinois 60601


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                               Proposed Maximum   Proposed Maximum
                                                 Amount to be   Offering Price       Aggregate          Amount of
Title of Securities to be Registered             Registered      Per Share         Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------
Participation interests to be offered pursuant
to the employee benefit plan described herein       (1)             (1)                 (1)            $100.00 (2)
=====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Lexford Residential Trust Savings Plan described herein.
(2) The minimum registration fee pursuant to Section 6(b) of the Securities Act.

                                     PART I

                  INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         Not filed as part of this registration statement pursuant to Note to
         Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this registration statement pursuant to Note to
         Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement and shall be deemed to be a part hereof:

         (a)   Annual Report on Form 10-K for the year ended December 31,
               1999;

         (b) Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2000 and June 30, 2000;

         (c)   Current Report on Form 8-K dated March 24, 2000;

         (d)   Report on Form 8-A/A dated August 10, 1993 (File No. 1-12252);
               and

         (e)   Annual Report on Form 11-K for the year ended December 31, 1999.

         All documents subsequently filed by the registrant with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Errol R. Halperin, a partner at Piper Marbury Rudnick & Wolfe, is a trustee of the registrant. Attorneys of Piper Marbury Rudnick & Wolfe beneficially own less than 1% of the outstanding shares of EQR's common shares of beneficial interest, either directly or upon the exercise of options.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees, officers and shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating the liability of its trustees, officers and shareholders to the maximum extent permitted by Maryland law.

         The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

         The partnership agreements of ERP Operating Limited Partnership, of which the Registrant is the general partner, and Equity Residential Properties Management Limited Partnership (the "Management Partnership") of which the Operating Partnership is general partner, also provide for indemnification of the Registrant and its officers and trustees to the same extent indemnification is provided to officers and trustees of the Registrant in its declaration of trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnership and their respective partners to the same extent the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's declaration of trust.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a trustee, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submitto a court of appropriate jurisidiction the qustion whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 24, 2000.

                                       EQUITY RESIDENTIAL PROPERTIES TRUST

                                       By: /s/ Douglas Crocker II
                                           -----------------------------------
                                           Douglas Crocker II, President,
                                           Chief Executive Officer and Trustee

                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II, David Neithercut and Bruce C. Strohm, or any of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


NAME                                     TITLE                                  DATE
----                                     -----                                  ----
/s/ Samuel Zell                          Chairman of the Board of Trustees      August 24, 2000
----------------------------------
Samuel Zell

/s/ Douglas Crocker II                   President, Chief Executive Officer     August 24, 2000
----------------------------------       and Trustee
Douglas Crocker II

/s/ David J. Neithercut                  Executive Vice President and Chief     August 24, 2000
----------------------------------       Financial Officer
David J. Neithercut

/s/ Michael J. McHugh                    Executive Vice President, Chief        August 24, 2000
----------------------------------       Accounting Officer and Treasurer
Michael J. McHugh

/s/ Gerald A. Spector                    Executive Vice President, Chief        August 24, 2000
----------------------------------       Operating Officer and Trustee
Gerald A. Spector

/s/ Sheli Z. Rosenberg                   Trustee                                August 24, 2000
----------------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.                 Trustee                                August 24, 2000
----------------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin                    Trustee                                August 24, 2000
----------------------------------
Errol R. Halperin

/s/ John Alexander                       Trustee                                August 24, 2000
----------------------------------
John Alexander

/s/ B. Joseph White                      Trustee                                August 24, 2000
----------------------------------
B. Joseph White

/s/ Henry H. Goldberg                    Trustee                                August 24, 2000
----------------------------------
Henry H. Goldberg


/s/ Edward Lowenthal                     Trustee
----------------------------------
Edward Lowenthal

/s/ Jeffrey H. Lynford                   Trustee                                August 24, 2000
----------------------------------
Jeffrey H. Lynford

/s/ Stephen O. Evans                     Trustee                                August 24, 2000
----------------------------------
Stephen O. Evans

/s/ Boone A. Knox                        Trustee                                August 24, 2000
----------------------------------
Boone A. Knox

/s/ Michael N. Thompson                  Trustee                                August 24, 2000
----------------------------------
Michael N. Thompson

                                       5

                                  EXHIBIT INDEX


                                                                                         Sequentially
Exhibit                                Exhibit                                             Numbered
Number                               Description                                             Page
-------                              -----------                                         ------------
4.1                  *  Second Amended and Restated Declaration of Trust,
                        as amended

4.2                 **  Amendment to Second Amended and Restated Declaration
                        of Trust, as amended

4.3                ***  Third Amended and Restated Bylaws

5.1                     The registrant will submit or has submitted the Lexford
                        Residential Trust Savings Plan and any amendment thereto
                        to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS
                        in order to qualify the Lexford Residential Trust Savings Plan.

23.1                    Consent of Ernst & Young LLP

23.2                    Consent of Ernst & Young LLP

24                      Power of Attorney (filed as part of the signature page to the
                        Registration Statement)

________________________
* Included as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.
** Included as Exhibit A to Appendix B to the Registrant's Proxy Statement dated August 27, 1999 and incorporated herein by reference.
***   Included as Exhibit 3.2 to the Registrant's Quarterly Report on Form
      10-Q for the quarterly period ended June 30, 1999 and incorporated herein by reference.